                                                                     EXHIBIT 4.5


                                ESCROW AGREEMENT


     This Escrow Agreement (the "Escrow Agreement") dated as of July 10, 2001 is by and among Bluegate Corporation, a Delaware corporation (the "Company"), Corporate Stock Transfer, Inc., a Colorado corporation, (the "Escrow Agent"), and Key Bank National Association, World Trade Center Branch, 1675 Broadway, Suite 200, Denver, Colorado 80202 (the "Escrow Holder").

                                    RECITALS

     WHEREAS, the Company is offering for sale to the public 200,000 units (the "Units"), each Unit consisting of one share of the Company's common stock, and one Class A and one Class B redeemable common stock purchase warrant, at a subscription price of $.50 per Unit;

     WHEREAS, the Units are being offered on an "all or none" basis in accordance with the terms and conditions set forth in the definitive prospectus (the "Prospectus") included in the Company's Registration Statement on Form SB-2 (SEC File No. 333-59972), as amended (the "Registration Statement");

     WHEREAS, the public offering of the Units is subject to and is being conducted in accordance with Rule 419 of the Securities Act of 1933 (the "Securities Act") pertaining to public offerings by companies commonly referred to as "blank check companies;"

     WHEREAS, the public offering of the Units commenced on the date of the Prospectus and will end the earlier of the receipt and acceptance by the Company of subscriptions for 200,000 Units or 90 days after the date of the Prospectus;

     WHEREAS, subscribers for Units shall send to the Escrow Agent, by check or wire transfer payment, the aggregate subscription price for the Units subscribed for, together with signed copies of their subscription agreements.

     WHEREAS, all funds representing the subscription price of Units subscribed for shall be deposited and held in an escrow account (the "Escrow Account") established at and maintained by the Escrow Agent with the Escrow Holder or another insured depositary institution within the meaning of Rule
419(b)(1)(i)(A) of the Securities Act;

     WHEREAS, if subscriptions for 200,000 Units have not been received and accepted by the Company and $100,000 of funds have not been deposited into the Escrow Account within 90 days after the date of the Prospectus, all funds and interest, if any, shall be returned promptly to the subscribers;

     WHEREAS, if subscriptions for 200,000 Units have been received and accepted by the Company and $100,000 of funds have been deposited into the Escrow Account within 90 days after the date of the Prospectus, the Company will deposit into the Escrow Account stock and warrant certificates in the name of each subscriber representing the number of Units purchased from the Company;

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     WHEREAS, if subscriptions for 200,000 Units have been received and accepted by the Company and $100,000 of funds have been deposited into the Escrow Account within 90 days after the date of the Prospectus, the escrowed funds and the stock and warrant certificates deposited by the Company shall be held in the Escrow Account for a period thereafter of up to 18 months after the date of the Prospectus (the "Post-Offering Period") until the escrowed funds and the escrowed stock and warrant certificates are released and delivered in accordance with the terms and conditions set forth herein;

     WHEREAS, if any of the warrants are exercised while they are being held in the Escrow Account, the funds representing the exercise price and the certificates representing the shares purchased upon exercise shall be deposited and held in the Escrow Account and may not be released or delivered except in accordance with the terms and conditions set forth herein;

     WHEREAS, the escrowed Units and any shares issued upon the exercise of any warrants being held in the Escrow Account, may not be transferred except in accordance with the terms and conditions set forth herein;

     WHEREAS, the Company desires to appoint the Escrow Agent as the escrow agent for the Escrow Account on the terms and conditions set forth herein in order to comply with the requirements of Rule 419 of the Securities Act; and

     WHEREAS, the Escrow Agent agrees to serve as escrow agent in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements set forth below, the parties hereby agree as follows:

     1. Appointment of Escrow Agent and Establishment of Escrow Account. The Company hereby appoints Escrow Agent as the escrow agent hereunder in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment. The Escrow Agent shall establish the separate Escrow Account in the name of "Bluegate Corporation - Escrow Account" with the Escrow Holder or another insured depositary institution within the meaning of Rule 419(b)(1)(i)(A) of the Securities Act. The Escrow Holder agrees to serve as insured depositary institution within the meaning of Rule 419(b)(1)(i)(A) for the Escrow Account. The Escrow Account shall not bear interest until subscriptions for 200,000 units have been received and accepted by the Company. After such receipt and acceptance, the Escrow Account shall bear interest. The Escrow Account shall be maintained and administered and the escrowed funds and the escrowed securities shall be released and delivered in accordance with the terms and conditions set forth herein.

     2.   Deposit of Funds.

          (a) All funds received by the Escrow Agent from subscribers for the Units shall be deposited and held in the Escrow Account. The Escrow Agent is hereby empowered on behalf of the Company to endorse and collect all checks, drafts, or other instruments received on account of subscriptions for Units. Any check returned unpaid to the Escrow Agent shall be returned by the Escrow Agent to the subscriber. In such cases, the Escrow Agent shall promptly notify the Company of such return. The Escrow Agent shall provide information to the Company as to the funds deposited into the Escrow Account and the collection status of such funds. As used herein, "collection" means the normal process by which a bank clears checks and collects funds thereon. The Company shall provide information to the Escrow Agent as to each subscriber's name, address, number of Units subscribed for and the subscription price paid therefor, and such other information concerning the subscribers as the Escrow Agent may reasonably request.


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

          (b) If the Company rejects any subscription for which the Escrow Agent has collected funds from the subscriber, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall, upon receipt of written instructions from the Company, promptly issue a check for the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not submitted a rejected subscriber's check for collection, the Escrow Agent shall, upon receipt of written instructions from the Company, promptly remit the subscriber's check directly to the subscriber.

          (c) All funds received by the Escrow Agent pursuant to this Escrow Agreement and deposited and held in the Escrow Account may be invested in insured bank deposits, open-end money market mutual funds, or short-term United States government securities.

     3. Status of Funds. Until all funds in the Escrow Account are disbursed in accordance with the terms and conditions of this Escrow Agreement, all funds deposited into the Escrow Account shall be considered the property of the subscribers. The funds deposited and held in the Escrow Account shall not become the property of the Company or subject to its debts or obligations, unless and until such funds have been disbursed to the Company in accordance with the terms and conditions of this Escrow Agreement. The Escrow Agent shall not make any disbursements of funds from the Escrow Account except as expressly provided herein.

     4. Return of Funds if the Offering is not Fully Subscribed. If subscriptions for all 200,000 Units have not been received and accepted by the Company and $100,000 of funds have not been deposited into the Escrow Account within 90 days after the date of the Prospectus, all funds and interest thereon, if any, shall be returned promptly to the subscribers without deduction, penalty, or expense.

     5. Deposit of Certificates if the Offering is Fully Subscribed. If subscriptions for all 200,000 Units have been received and accepted by the Company and $100,000 of funds have been deposited into the Escrow Account within 90 days after the date of the Prospectus, the Company shall deposit into the Escrow Account share certificates and warrant certificates issued in the names of each subscriber for the number of Units sold by the Company to each subscriber. The share certificates and warrant certificates shall be held in the Escrow Account during the Post-Offering Period and shall not be released or delivered by the Escrow Agent except as expressly provided herein.

     6. Retention of Funds in the Escrow Account if the Offering is Fully Subscribed.

          If subscriptions for all 200,000 Units have been received and accepted by the Company and $100,000 of funds have been deposited into the Escrow Account within 90 days after the date of the Prospectus, the funds shall be held in the Escrow Account during the Post-Offering Period and shall not be disbursed by the Escrow Agent except as expressly provided herein.

     7.   Exercise of Warrants Held in the Escrow Account.

          (a) During the Post-Offering Period, the Escrow Agent shall promptly deposit and hold in the Escrow Account:

               (i) all funds which the Company's warrant agent has received from a warrant holder as payment of the exercise price of warrants being held in the Escrow Account and which the Company's warrant agent has delivered to the Escrow Agent; and

               (ii) all share certificates representing the warrant shares purchased by the warrant holder upon exercise of warrants being held in the Escrow Account and which the Company's warrant agent and/or transfer agent has delivered to the Escrow Agent.


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

          (b) The Escrow Agent shall not release or deliver the funds and share certificates deposited and held in the Escrow Account on account of the exercise of warrants being held in the Escrow Account except as expressly provided herein.

     8. Transfer of Securities Held in the Escrow Account. The shares and warrants held in the Escrow Account, including any shares deposited and held in the Escrow Account on account of the exercise of warrants being held in the Escrow Account, shall not be transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended or Title I of the Employee Retirement Income Security Act, or the rules thereunder. In no event, however, shall any shares or warrants held in the Escrow Account be released or delivered by the Escrow Agent except as expressly provided elsewhere herein.

     9.   Distributions from the Escrow Account.

          (a) The Escrow Agent shall make distributions of the funds held in the Escrow Account during the Post-Offering Period, including any funds deposited on account of the exercise of any warrants during the Post-Offering Period, in accordance with the instructions set forth in Schedule A attached hereto.

          (b) The Escrow Agent shall make distributions of the share certificates and warrant certificates held in the Escrow Account during the Post-Offering Period, including any share certificates deposited on account of the exercise of any warrants during the Post-Offering Period, in accordance with the instructions set forth in Schedule B attached hereto.

          (c) The parties agree that all records relating to transactions made pursuant to the Escrow Agreement and the Escrow Account shall be available, at all reasonable times, for inspection, examination and reproduction by any party hereto, or any representative of any of the parties hereto, and such persons are authorized to examine and audit the Escrow Account pursuant hereto and the Escrow Agent is expressly authorized and directed to permit such examination and audit.

     10.  Exculpation and Indemnification of Escrow Agent.

          10.1 The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Escrow Agent by the Company and the subscribers relating to the Escrow Account, the Escrow Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

          10.2 The Escrow Agent shall not be liable to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or


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

demand, or any waiver, modification, termination or rescission of this Escrow Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

          10.3 The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property pursuant to the provisions of this Agreement. Except as specifically provided for herein, the Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof. The Escrow Agent shall not be liable to the Company or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided the Escrow Agent has complied with the provisions of Section 2 hereunder.

          10.4 The Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

          10.5 To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Escrow Agent may pay such taxes. The Escrow Agent may withhold from any payment of monies held by it hereunder such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 10.6.

          10.6 The Escrow Agent will be indemnified and held harmless by the Company from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies; provided, that such expenses or loss are not as a result of the Escrow Agent acting, or omitting to take action, in bad faith or with willful misconduct or gross negligence. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Escrow Agent hereunder. For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claims, demand, action, suit or proceeding.


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

     11.  Termination of Escrow Agreement and Resignation of Escrow Agent.

          11.1 This Escrow Agreement shall terminate on the final disposition of the monies and property held in the Escrow Account hereunder, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Sections 10 and 12 shall survive the termination hereof.

          11.2 The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the subscribers at least 30 days' notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Company all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new Escrow Agent is so appointed within the 60-day period following such notice of resignation, the Escrow Agent may deposit the aforesaid monies and property with any court it deems appropriate.

     12.  Form of Payments by Escrow Agent.

          12.1 Any payments by the Escrow Agent to subscribers or to the persons other than the Company pursuant to the terms of this Escrow Agreement shall be made by check, payable to the order of each respective subscriber or other person.

          12.2 All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

     13. Compensation of Agent. For services rendered, the Escrow Agent shall receive $500 as compensation. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all reasonable taxes or other governmental charges. No such fee, reimbursement for costs and expenses, indemnification or any damages incurred by the Escrow Agent or any monies whatsoever shall be paid out of or chargeable to the subscription funds held in the Escrow Account.

     14. Notices. Unless expressly provided herein to the contrary, notices hereunder shall be in writing, and delivered by telecopier, overnight express mail, first-class postage prepaid, delivered personally or by receipted courier service. All such notices which are mailed shall be deemed delivered upon receipt if the addressee is the Escrow Agent, but shall be deemed delivered upon mailing if otherwise. All such notices shall be addressed as follows (or to such other address as any party hereto may from time to time designate by notice duly given in accordance with this paragraph):

          If to the Company, to:

               Bluegate Corporation
               3070 Bristol Street, Suite 450
               Costa Mesa, CA 92626

          If to the Escrow Agent, to:

               Corporate Stock Transfer, Inc.
               3200 Cherry Creek Drive South, Suite 430
               Denver, Colorado 80209


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

          If to the Escrow Holder, to:

               Key Bank National Association, World Trade Center Branch 1675 Broadway, suite 200
               Denver, Colorado 80202

     15.  Miscellaneous.

          (a) Choice of Law and Jurisdiction. This Escrow Agreement shall be governed by and construed in accordance with the law of the State of Colorado without regard to its conflicts of laws principals. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent court of the State of Colorado or by a United States Court located in such state, exclusively. The parties agree that delivery or mailing of any process or other papers in the manner provided herein, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

          (b) Benefits and Assignment. Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions, and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Escrow Agreement without (i) the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought and (ii) the written agreement of the transferee that it will be bound by the provisions of this Agreement.

          (c) Counterparts. This Agreement may be executed in several counterparts, each one of which shall constitute an original, and all collectively shall constitute but one instrument.

          (d) Amendment and Waiver. This Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

          (e) Headings. The headings of the sections hereof are included for convenience of reference only and do not form part of this Agreement.

          (f) Entire Agreement.This Agreement contains the complete agreement of the parties with respect to its subject matter and supersedes and replaces any previously made proposals, representation, warranties or agreements with respect thereto by any of the parties hereto.


     IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first written above.

                                                  COMPANY

                                                  Bluegate Corporation


                                                  By: /s/ Rowland W. Day II
                                                      --------------------------
                                                  Name:  Rowland W. Day, II
                                                  Title: President


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


                                                  By: /s/  Calvin Fox
                                                      --------------------------
                                                  Name:  Calvin Fox
                                                  Title: Secretary


                                                  ESCROW AGENT

                                                  Corporate Stock Transfer, Inc.


                                                  By: /s/ Carylyn K. Bell
                                                      --------------------------
                                                  Name:
                                                  Title:

                                                  Acknowledged and agreed:



                                                  ESCROW HOLDER

                                                  Key Bank National Association
                                                  World Trade Center Branch


                                                  By: /s/ Denise Garcia
                                                      --------------------------
                                                  Name:
                                                  Title:


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

                                   SCHEDULE A

     1. Release of Funds to the Company. Funds and interest, if any, held in the Escrow Account shall be released to the Company in accordance with the following:

          (a) The Escrow Agent shall release to the Company, promptly after the Company has deposited stock and warrant certificates representing the 200,000 Units into the Escrow Account, an amount equal to 10% of the funds held in the Escrow Account.

          (b) The Escrow Agent shall release to the Company the balance of the funds held in the Escrow Account and interest, if any (after deducting therefrom the amount of funds and interest, if any, disbursed to the subscribers in accordance with the provisions of paragraph 2 below), promptly upon receipt by the Escrow Agent of a signed representation of an authorized officer of the Company, together with other evidence acceptable to the Escrow Agent, that:

               (i) The Company has filed a post-effective amendment to its Registration Statement (the "Post-Effective Amendment") with the Securities and Exchange Commission ("SEC"); the Post-Effective Amendment has been declared effective by the SEC; and within five business days after the effective date of the Post-Effective Amendment, the Company has sent a copy of the prospectus contained therein to the subscribers by first class mail or equally prompt means;

               (ii) Subscribers holding at least 80% of the Units have elected to confirm their purchase of the Units within 45 business days after the effective date of the Post-Effective Amendment; and

               (iii) The Company has consummated a business combination with an operating business meeting the requirements of Rule 419 of the Securities Act within 18 months after the date of the Prospectus.

     2. Disbursement of Funds to the Subscribers. Funds and interest, if any, held in the Escrow Account (after deducting therefrom the amount of funds and interest, if any, released to the Company in accordance with the provisions of paragraph 1(a) above) shall be disbursed to the subscribers in accordance with the following:

          (a) If the Company has not received written notification from any subscriber by the 45th business day following the effective date of the Post-Effective Amendment to the Company's Registration Statement that such subscriber has elected to remain an investor, the Escrow Agent shall send to such subscriber, within five business days, such subscriber's pro rata share of the funds and interest, if any, held in the Escrow Account.

          (b) If the Company has not consummated a business combination meeting the requirements of Rule 419 of the Securities Act within 18 months after the date of the Prospectus, the Escrow Agent shall send to each subscriber, within five business days after such date, each subscriber's pro rata share of the funds and interest, if any, held in the Escrow Account.

          (c) For purposes of subparagraphs (a) and (b) of this paragraph 2, all funds held in the Escrow Account on account of the exercise of warrants being held in the Escrow Account, and interest thereon, if any (the "Warrant Exercise Funds") shall be excluded in calculating each subscriber's pro rata share of the funds and interest, if any, held in the Escrow Account on account of the purchase of the Units. The Warrant Exercise Funds shall be disbursed to the subscribers who exercised warrants during the Post-Offering Period in accordance with the following:

               (i) If by the 45th business day following the effective date of the Post-Effective Amendment to the Company's registration statement the Company has not received written notification from any subscriber who exercised warrants during the Post-Offering Period that such subscriber has elected to remain an investor, the Escrow Agent shall send to such subscriber, within five business days, such subscriber's pro rata share of the Warrant Exercise Funds held in the Escrow Account.

               (ii) If the Company has not consummated a business combination meeting the requirements of Rule 419 of the Securities Act within 18 months after the date of the Prospectus, the Escrow Agent shall send to each subscriber who exercised warrants during the Post-Offering Period, within five business days after such date, each such subscriber's pro rata share of the Warrant Exercise Funds held in the Escrow Account.

                                   SCHEDULE B


     1. Delivery of Certificates to the Subscribers. Share and warrant certificates held in the Escrow Account shall be delivered to the subscribers in accordance with the following:

          (a) The Escrow Agent shall deliver to each subscriber identified by the Company as having timely elected to remain an investor, promptly after receipt by the Escrow Agent of the officer's certificate described in paragraph 1(b) of Schedule A to the Escrow Agreement, the share and warrant certificates registered in the name of each such subscriber. For purposes of this paragraph 1, subscribers shall include subscribers who exercised warrants during the Post-Offering Period.

     2. Return of Certificates to the Company. Share and warrant certificates held in the Escrow Account shall be returned to the Company in accordance with the following:

          (a) The Escrow Agent shall return all of the share and warrant certificates to the Company if the Company has not consummated a business combination with an operating business in compliance with the requirements of Rule 419 of the Securities Act within 18 months after the date of the Prospectus.

          (b) The Escrow Agent shall return to the Company (i) all share and warrant certificates registered in the name of any subscriber identified in a notice from an authorized officer of the Company as not having timely elected to remain an investor, provided that such subscriber's pro rata share of the funds, and interest, if any, held in the Escrow Account on account of the purchase of the Units has been returned to such subscriber in accordance with paragraph 2(a) of Schedule A to the Escrow Agreement, and (ii) all share certificates in the name of any subscriber who exercised warrants during the Post-Offering Period and who is identified in a notice from an authorized officer of the Company as not having timely elected to remain an investor, provided that such subscriber's pro rata share of the Warrant Exercise Funds (as defined in paragraph 2(c) of Schedule A to the Escrow Agreement) held in the Escrow Account on account of the exercise of warrants during the Post-Offering Period has been returned to such subscriber.